Exhibit A(1)(iv)

NOTICE OF WITHDRAWAL OF TENDER

Regarding

Limited Liability Company Interests

in

PNC ALTERNATIVE STRATEGIES TEDI FUND LLC

Tendered Pursuant to the Offer to Purchase

Dated August 28, 2009

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE

AT, AND THIS NOTICE OF WITHDRAWAL MUST BE

RECEIVED BY THE FUND BY, 5:00 P.M. EASTERN TIME, ON

SEPTEMBER 30, 2009, UNLESS THE OFFER IS EXTENDED.

COMPLETE THIS NOTICE OF WITHDRAWAL

AND RETURN BY MAIL OR FAX TO:

PNC ALTERNATIVE STRATEGIES TEDI FUND LLC

c/o UMB Fund Services

803 W. Michigan St. Ste A

Milwaukee, Wisconsin 53233

Phone: (800) 239-0418

Fax: (816) 860-3140

Ladies and Gentlemen:

The undersigned hereby wishes to withdraw the tender of its units of limited liability company interest or portion thereof (the “Interests”) in the PNC Alternative Strategies TEDI Fund LLC, a limited liability company organized under the laws of the State of Delaware (the “Fund”), for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated                     .

Such tender was in the amount of :

[    ] The undersigned’s entire limited liability company interest.

[    ] A portion of the undersigned’s limited liability company interest expressed as a specific dollar value.

$

[    ] The portion of the undersigned’s limited liability company interest in excess of the Required Minimum Balance. NOTE: A minimum interest with a value greater than $50,000 must be maintained (the “Required Minimum Balance”).

The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the Interests previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

PLEASE FAX THIS NOTICE OF WITHDRAWAL TO (816) 860-3140 OR MAIL IT IN THE ENCLOSED BUSINESS REPLY ENVELOPE TO:

PNC ALTERNATIVE STRATEGIES TEDI FUND LLC

c/o UMB Fund Services

803 W. Michigan St. Ste A

Milwaukee, Wisconsin 53233

FOR ADDITIONAL INFORMATION:

Phone: (800) 239-0418

SIGNATURE(S) (Must Appear Exactly As It Appeared On The Letter of Transmittal)

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:	FOR ALL OTHER INVESTORS:

Signature	Print Name of Investor
(SIGNATURE OF OWNER(S) EXACTLY AS IT APPEARS ON SUBSCRIPTION AGREEMENT)
Signature
(SIGNATURE OF OWNER(S) EXACTLY AS IT APPEARS ON SUBSCRIPTION AGREEMENT)
Print Name of Investor

Joint Tenant Signature if necessary	Print Name and Title of Signatory
(SIGNATURE OF OWNER(S) EXACTLY AS IT APPEARS ON SUBSCRIPTION AGREEMENT)
Co-signatory if necessary
(SIGNATURE OF OWNER(S) EXACTLY AS IT APPEARS ON SUBSCRIPTION AGREEMENT)
Print Name of Joint Tenant

Print Name and Title of Co-signatory

Date:

3